PRA Group Reports First Quarter 2021 Results

NORFOLK, Va., May 06, 2021 - PRA Group (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2021. The Company reported net income attributable to PRA Group Inc. of $58.4 million in the first quarter, compared with $19.1 million in the prior year period. Diluted earnings per share were $1.27 versus $0.42 in the first quarter of 2020.

First Quarter Highlights (compared to the first quarter of 2020, unless otherwise indicated)
•Record total cash collections which increased 12% to $555.9 million.
•Record total revenues which increased 15% to $289.5 million.
•Income from operations increased 83% to $110.8 million.
•Cash efficiency ratio1 of 68.0% during the quarter compared to 61.5% in the first quarter of 2020.
•Net income attributable to PRA Group, Inc. increased 205% to $58.4 million.
•Diluted earnings per share increased 202% to $1.27.
•Debt to Adjusted EBITDA2 for the last 12 months decreased to 1.77x from 1.99x at December 31, 2020.
•Total portfolio purchases of $159.0 million.
•Estimated remaining collections (ERC) of $6.1 billion.
•$1.2 billion available for portfolio purchases.

“PRA started 2021 with another record setting quarter. We collected record levels of cash globally and had record revenues. In Europe, solid portfolio purchases in 2020 drove record collections. In the U.S., we continued to see strong collections particularly in our call centers and digital platform. These results combined with increases in productivity helped to produce a near record cash efficiency ratio for the quarter,” said Kevin Stevenson, president and chief executive officer. “Portfolio purchases during the quarter increased sequentially in the U.S. The market remains stable with little change in seller behavior; however, lower charge off rates are pushing forward flow volumes to the lower end of the contracted range. In Europe, we were pleased with our investment volume in what is normally a seasonally slower quarter. We have solid volumes of forward flows secured, believe the pipeline in Europe is larger than what 2020 offered, and were awarded our first portfolio, a forward flow, in Australia.”

Cash Collections and Revenues
•The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

1.Calculated by dividing cash receipts less operating expense by cash receipts.
2.A reconciliation of this non-GAAP financial measure to the most comparable GAAP measure can be found at the end of this press release.

Cash Collection Source	2021	2020
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$347,638	$286,524	$336,322	$343,269	$305,780
Americas Insolvency	35,253	36,048	37,344	38,685	43,210
Europe Core	149,486	141,471	131,702	115,145	131,340
Europe Insolvency	23,510	17,830	13,971	12,841	14,243
Total Cash Collections	$555,887	$481,873	$519,339	$509,940	$494,573

Cash Collection Source -
Constant Currency Adjusted	2021				2020
($ in thousands)	Q1				Q1
Americas and Australia Core	$347,638				$301,696
Americas Insolvency	35,253				43,239
Europe Core	149,486				142,004
Europe Insolvency	23,510				15,366
Total Cash Collections	$555,887				$502,305

•Cash collections in the quarter increased $61.3 million compared to the first quarter of 2020. The increase was primarily due to a 32% increase in U.S. call center and other cash collections and a 19% increase in Europe cash collections. This increase was partially offset by a decrease in U.S. legal and Americas Insolvency cash collections. While cash collections decreased in Other Americas Core, this decrease was primarily driven by foreign exchange rates.
•Portfolio income was $231.7 million compared to $262.0 million in the first quarter of 2020. This decrease was primarily driven by the Company's assumption that the significant cash overperformance in 2020 was largely acceleration versus an increase in total estimated collections, combined with recent purchases not offsetting runoff, primarily in Americas Insolvency and Other Americas.
•Changes in expected recoveries were a net positive of $50.1 million. This amount reflects $103.0 million in recoveries received in excess of forecast from overperformance during the quarter, partially offset by a negative $52.9 million adjustment for changes in expected future recoveries. The Company has assumed that the majority of the current quarter overperformance is acceleration of future collections and made cash forecast adjustments deemed appropriate given the current environment.

Expenses
•Operating expenses in the quarter decreased $12.5 million compared to the first quarter of 2020. The decrease was primarily driven by a reduction in legal collection costs mainly as a result of a shift in collections from the legal channel to the call centers and digital platforms. This decrease was partially offset by an increase in agency fees primarily outside of the U.S.
•Interest expense, net decreased $5.7 million compared to the first quarter of 2020 primarily due to the Company's early adoption of the new accounting for convertible debt as well as lower outstanding balances.
•The effective tax rate for the first quarter of 2021 was 21.9%.

Portfolio Acquisitions
•The Company purchased $159.0 million in finance receivables in the first quarter of 2021.
•At the end of the first quarter, the Company had in place forward flow commitments of up to $640.7 million with $452.7 million in the Americas and Australia and $188.0 million in Europe.

Portfolio Purchase Source	2021	2020
($ in thousands)	Q1	Q4	Q3	Q2	Q1
Americas and Australia Core	$88,912	$67,460	$84,139	$110,474	$172,697
Americas Insolvency	9,486	12,504	14,328	14,527	20,772
Europe Core	44,095	137,647	74,930	34,247	60,990
Europe Insolvency	16,468	72,171	4,203	5,251	18,778
Total Portfolio Acquisitions	$158,961	$289,782	$177,600	$164,499	$273,237

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until May 6, 2022, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10155063 until May 13, 2021.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues:
Portfolio income	$231,672	$262,022
Changes in expected recoveries	50,136	(12,816)
Fee income	2,181	2,209
Other revenue	5,480	369
Total revenues	289,469	251,784
Operating expenses:
Compensation and employee services	73,984	75,171
Legal collection fees	12,926	14,572
Legal collection costs	21,312	34,447
Agency fees	15,591	13,376
Outside fees and services	20,760	19,394
Communication	12,663	13,511
Rent and occupancy	4,480	4,484
Depreciation and amortization	3,981	4,084
Other operating expenses	13,018	12,205
Total operating expenses	178,715	191,244
Income from operations	110,754	60,540
Other income and (expense):
Interest expense, net	(31,552)	(37,211)
Foreign exchange (loss)/gain	(26)	2,283
Other	26	(76)
Income before income taxes	79,202	25,536
Income tax expense	17,322	3,100
Net income	61,880	22,436
Adjustment for net income attributable to noncontrolling interests	3,474	3,301
Net income attributable to PRA Group, Inc.	$58,406	$19,135
Net income per common share attributable to PRA Group, Inc.:
Basic	$1.28	$0.42
Diluted	$1.27	$0.42
Weighted average number of shares outstanding:
Basic	45,669	45,452
Diluted	46,045	45,784

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$92,798	$108,613
Restricted cash	16,057	12,434
Investments	54,682	55,759
Finance receivables, net	3,372,666	3,514,788
Other receivables, net	3,223	13,194
Income taxes receivable	27,246	21,928
Deferred tax assets, net	72,523	83,205
Right-of-use assets	50,839	52,951
Property and equipment, net	56,825	58,356
Goodwill	492,751	492,989
Other assets	38,920	38,844
Total assets	$4,278,530	$4,453,061
Liabilities and Equity
Liabilities:
Accounts payable	$4,817	$5,294
Accrued expenses	76,684	97,320
Income taxes payable	31,853	29,692
Deferred tax liabilities, net	39,739	40,867
Lease liabilities	55,322	57,348
Interest-bearing deposits	124,998	132,739
Borrowings	2,501,133	2,661,289
Other liabilities	40,755	54,986
Total liabilities	2,875,301	3,079,535
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 45,799 shares issued and outstanding at March 31, 2021; 100,000 shares authorized, 45,585 shares issued and outstanding at December 31, 2020	458	456
Additional paid-in capital	47,236	75,282
Retained earnings	1,582,384	1,511,970
Accumulated other comprehensive loss	(253,576)	(245,791)
Total stockholders' equity - PRA Group, Inc.	1,376,502	1,341,917
Noncontrolling interest	26,727	31,609
Total equity	1,403,229	1,373,526
Total liabilities and equity	$4,278,530	$4,453,061

Select Expenses (Income) Amounts in thousands, pre-tax
	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Acquisition/divestiture-related expenses	—	—	—	—	—	—	—	227
Legal costs not associated with normal operations	—	—	—	—	—	—	—	—
Noncash interest expense - amortization of debt discount	—	1,959	2,388	3,247	3,217	3,157	3,128	3,071
Noncash interest expense - amortization of debt issuance costs	2,256	2,393	2,476	2,743	2,640	2,649	2,649	2,655
Change in fair value of derivatives	3,102	3,875	3,701	3,284	2,039	1,247	1,126	1,645
Amortization of intangibles	181	1,792	360	351	349	407	400	418
Stock-based compensation expense	4,113	5,370	3,097	3,063	2,857	2,809	2,974	2,620

Purchase Price Multiples as of March 31, 2021 Amounts in thousands
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (5)
Americas and Australia Core
1996-2010	$1,078,219	$3,397,952	$24,585	315%	240%
2011	209,602	719,618	15,897	343%	245%
2012	254,076	652,293	18,061	257%	226%
2013	390,826	894,640	30,051	229%	211%
2014	404,117	859,775	45,345	213%	204%
2015	443,114	913,857	106,551	206%	205%
2016	455,767	1,098,295	207,608	241%	201%
2017	532,851	1,211,584	325,675	227%	193%
2018	653,975	1,368,879	447,682	209%	202%
2019	581,476	1,239,777	622,713	213%	206%
2020	435,668	931,493	717,342	214%	213%
2021	88,822	188,644	184,196	212%	212%
Subtotal	5,528,513	13,476,807	2,745,706
Americas Insolvency
1996-2010	606,395	1,382,677	920	228%	180%
2011	180,432	370,183	493	205%	155%
2012	251,395	392,723	184	156%	136%
2013	227,834	354,943	651	156%	133%
2014	148,420	218,432	1,695	147%	124%
2015	63,170	87,087	876	138%	125%
2016	91,442	117,159	6,736	128%	123%
2017	275,257	349,209	51,318	127%	125%
2018	97,879	131,461	58,999	134%	127%
2019	123,077	158,692	105,361	129%	128%
2020	62,130	84,972	75,489	137%	136%
2021	9,486	13,185	13,168	139%	139%
Subtotal	2,136,917	3,660,723	315,890
Total Americas and Australia	7,665,430	17,137,530	3,061,596
Europe Core
2012	20,409	41,543	—	204%	187%
2013	20,334	25,653	—	126%	119%
2014	773,811	2,240,653	586,113	290%	208%
2015	411,340	725,713	250,732	176%	160%
2016	333,090	562,194	285,405	169%	167%
2017	252,174	354,024	184,108	140%	144%
2018	341,775	529,154	346,370	155%	148%
2019	518,610	776,604	587,133	150%	152%
2020	324,119	557,506	491,301	172%	172%
2021	43,635	77,780	76,397	178%	178%
Subtotal	3,039,297	5,890,824	2,807,559
Europe Insolvency
2014	10,876	18,228	130	168%	129%
2015	18,973	29,018	1,997	153%	139%
2016	39,338	56,926	8,784	145%	130%
2017	39,235	49,255	17,707	126%	128%
2018	44,908	52,080	32,060	116%	123%
2019	77,218	101,866	72,242	132%	130%
2020	105,440	135,896	121,891	129%	129%
2021	16,621	20,786	20,151	125%	125%
Subtotal	352,609	464,055	274,962
Total Europe	3,391,906	6,354,879	3,082,521
Total PRA Group	$11,057,336	$23,492,409	$6,144,117
(1)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(3)For our non-U.S. amounts, TEC is presented at the year-end exchange rate for the respective year of purchase.
(4)For our non-U.S. amounts, ERC is presented at the March 31, 2021 exchange rate.
(5)The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of March 31, 2021 Amounts in thousands
Purchase Period	Cash Collections (1)	Portfolio Income (1)	Change in Expected Recoveries (1)	Total Portfolio Revenue (1)(2)	Net Finance Receivables as of March 31, 2021 (3)
Americas and Australia Core
1996-2010	$3,726	$2,319	$447	$2,766	$5,178
2011	2,259	1,405	309	1,714	2,596
2012	2,786	1,286	375	1,661	5,638
2013	4,968	2,526	(351)	2,175	13,495
2014	6,937	3,494	(2,154)	1,340	19,677
2015	11,958	6,355	(4,961)	1,394	45,306
2016	24,893	11,990	3,908	15,898	84,015
2017	41,722	18,236	3,937	22,173	145,799
2018	75,462	25,404	10,591	35,995	245,467
2019	88,246	35,129	6,417	41,546	331,169
2020	80,231	35,446	16,613	52,059	369,418
2021	4,450	2,728	838	3,566	87,902
Subtotal	347,638	146,318	35,969	182,287	1,355,660
Americas Insolvency
1996-2010	181	186	(5)	181	—
2011	76	73	3	76	—
2012	190	72	120	192	—
2013	201	181	20	201	—
2014	298	355	(90)	265	190
2015	446	247	(202)	45	497
2016	2,727	491	241	732	5,429
2017	11,752	2,621	468	3,089	43,107
2018	7,812	1,778	751	2,529	50,368
2019	8,594	2,488	(1,786)	702	89,380
2020	2,960	1,897	535	2,432	57,174
2021	16	101	(14)	87	9,553
Subtotal	35,253	10,490	41	10,531	255,698
Total Americas and Australia	382,891	156,808	36,010	192,818	1,611,358
Europe Core
2012	283	—	283	283	—
2013	171	—	171	171	—
2014	37,843	25,589	7,184	32,773	159,401
2015	13,464	7,427	(6,091)	1,336	130,541
2016	11,956	6,431	(649)	5,782	164,228
2017	9,565	3,191	(1,076)	2,115	127,233
2018	18,365	6,289	4,576	10,865	226,773
2019	32,020	10,111	2,450	12,561	390,892
2020	24,425	9,595	4,578	14,173	293,315
2021	1,394	210	1,015	1,225	43,431
Subtotal	149,486	68,843	12,441	81,284	1,535,814
Europe Insolvency
2014	88	48	6	54	55
2015	530	225	5	230	1,335
2016	1,762	546	118	664	6,487
2017	2,484	398	140	538	15,696
2018	2,967	640	(764)	(124)	27,919
2019	6,222	1,554	183	1,737	59,244
2020	8,817	2,410	850	3,260	98,227
2021	640	200	1,147	1,347	16,531
Subtotal	23,510	6,021	1,685	7,706	225,494
Total Europe	172,996	74,864	14,126	88,990	1,761,308
Total PRA Group	$555,887	$231,672	$50,136	$281,808	$3,372,666
(1)For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2)Total Portfolio Revenue refers to Portfolio Income and Changes in Expected Recoveries combined.
(3)For our non-U.S. amounts, Net Finance Receivables are presented at the March 31, 2021 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of March 31, 2021 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (2)(3)	1996-2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Total
Americas and Australia Core
1996-2010	$1,078.2	$1,990.5	$367.1	$311.5	$228.4	$157.7	$109.3	$70.2	$46.0	$34.4	$28.4	$18.8	$3.7	$3,366.0
2011	209.6	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	10.9	2.3	703.8
2012	254.1	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	2.8	634.3
2013	390.8	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	5.0	864.6
2014	404.1	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	6.9	806.9
2015	443.1	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	12.0	810.7
2016	455.8	—	—	—	—	—	—	138.7	256.5	194.6	140.6	105.9	24.9	861.2
2017	532.9	—	—	—	—	—	—	—	107.3	278.7	256.5	192.5	41.7	876.7
2018	654.0	—	—	—	—	—	—	—	—	122.7	361.9	337.7	75.5	897.8
2019	581.5	—	—	—	—	—	—	—	—	—	143.8	349.0	88.2	581.0
2020	435.7	—	—	—	—	—	—	—	—	—	—	133.0	80.2	213.2
2021	88.8	—	—	—	—	—	—	—	—	—	—	—	4.4	4.4
Subtotal	5,528.6	1,990.5	429.1	542.9	656.5	752.9	844.8	837.1	860.8	945.0	1,141.5	1,271.9	347.6	10,620.6
Americas Insolvency
1996-2010	606.4	390.9	261.2	270.4	231.0	158.9	51.2	8.6	4.6	2.5	1.4	0.8	0.2	1,381.7
2011	180.4	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.5	0.1	369.7
2012	251.4	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	0.2	392.5
2013	227.8	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.2	354.3
2014	148.4	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	0.3	216.7
2015	63.2	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	0.4	86.2
2016	91.4	—	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	2.7	111.3
2017	275.3	—	—	—	—	—	—	—	49.1	97.3	80.9	58.8	11.8	297.9
2018	97.9	—	—	—	—	—	—	—	—	6.7	27.4	30.5	7.8	72.4
2019	123.1	—	—	—	—	—	—	—	—	—	13.3	31.4	8.6	53.3
2020	62.1	—	—	—	—	—	—	—	—	—	—	6.6	3.0	9.6
2021	9.5	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	2,136.9	390.9	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	180.9	155.3	35.3	3,345.6
Total Americas and Australia	7,665.5	2,381.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.2	1,152.9	1,322.4	1,427.2	382.9	13,966.2
Europe Core
2012	20.4	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	0.3	38.6
2013	20.3	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.2	23.5
2014	773.8	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	37.8	1,479.2
2015	411.3	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	13.4	447.0
2016	333.1	—	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	12.0	310.2
2017	252.2	—	—	—	—	—	—	—	17.9	56.0	44.1	36.1	9.6	163.7
2018	341.8	—	—	—	—	—	—	—	—	24.3	88.7	71.2	18.4	202.6
2019	518.6	—	—	—	—	—	—	—	—	—	47.9	125.7	32.0	205.6
2020	324.1	—	—	—	—	—	—	—	—	—	—	32.4	24.4	56.8
2021	43.6	—	—	—	—	—	—	—	—	—	—	—	1.4	1.4
Subtotal	3,039.2	—	—	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	149.5	2,928.6
Europe Insolvency
2014	10.9	—	—	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.1	16.4
2015	19.0	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	0.5	24.5
2016	39.3	—	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	1.8	52.2
2017	39.2	—	—	—	—	—	—	—	1.2	7.9	9.2	9.8	2.5	30.6
2018	44.9	—	—	—	—	—	—	—	—	0.6	8.4	10.3	3.0	22.3
2019	77.2	—	—	—	—	—	—	—	—	—	5.1	21.1	6.2	32.4
2020	105.4	—	—	—	—	—	—	—	—	—	—	6.1	8.8	14.9
2021	16.7	—	—	—	—	—	—	—	—	—	—	—	0.6	0.6
Subtotal	352.6	—	—	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	23.5	193.9
Total Europe	3,391.8	—	—	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	173.0	3,122.5
Total PRA Group	$11,057.3	$2,381.4	$705.5	$908.7	$1,142.5	$1,378.6	$1,539.6	$1,492.0	$1,512.3	$1,625.1	$1,841.3	$2,005.8	$555.9	$17,088.7
(1)For our non-U.S. amounts, cash collections are presented using the average exchange rates during the cash collection period.
(2)Includes the finance receivables portfolios that were acquired through our business acquisitions.
(3)For our non-U.S. amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA for the last twelve months (LTM) ended March 31, 2021 and for the year ended December 31, 2020, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	March 31, 2021	December 31, 2020
Net income attributable to PRA Group, Inc.	$189	$149
Adjustments:
Income tax expense	55	41
Foreign exchange losses/(gains)	—	(2)
Interest expense, net	136	142
Other expense	1	1
Depreciation and amortization	18	18
Adjustment for net income attributable to noncontrolling interests	19	18
Recoveries applied to negative allowance less Changes in expected recoveries	997	968
Adjusted EBITDA	$1,416	$1,337

Additionally, The Company evaluates our business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects our Debt to Adjusted EBITDA for LTM as of March 31, 2021 and for the year ended December 31, 2020 (amounts in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	March 31, 2021	December 31, 2020
Borrowings	$2,501	$2,661
LTM Adjusted EBITDA	1,416	1,337
Debt to LTM Adjusted EBITDA	1.77	1.99

Investor Contact:
Darby Schoenfeld
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com